                                                                    EXHIBIT 99.5


                INSTRUCTION TO DTC PARTICIPANT OR OTHER CUSTODIAN

                              from Beneficial Owner
                                       of
                     7% Subordinated Notes due July 18, 2007
                                       of
                              Banco Santander Chile

     The undersigned hereby acknowledges receipt of the prospectus dated December , 2002 (the "Prospectus"), of Banco Santander Chile, a sociedad anonima bancaria organized under the laws of Chile (the "Bank"), and the letter of transmittal (the "Letter of Transmittal"), that together with any amendments or supplements thereto collectively set forth the terms and conditions of the Bank's offer to exchange (the "Exchange Offer") a combination of up to US$300 million aggregate principal amount of the Bank's Subordinated Notes due July 18, 2012 (the "New Notes") plus a US dollar amount in cash (determined as set forth in the Prospectus under the heading "The Exchange Offer"), for up to $300 million aggregate principal amount of the Bank's 7% Subordinated Notes due July 18, 2007 (the "Old Notes"), upon the terms and subject to the conditions of the Exchange Offer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Prospectus, disregarding whether they are capitalized therein.

     I (we) understand that the interest rate on the New Notes, the Old Note Price, the New Note Price and the Exchange Ratio will be determined based on the Benchmark Treasury Yields as of 4 p.m., New York City time, on the third business day prior to the Expiration Time.

     You are hereby instructed to tender for exchange pursuant to the terms of the Exchange Offer the aggregate principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned (or, if no aggregate principal amount is indicated below, all Old Notes held by you for the account or benefit of the undersigned).

     Aggregate amount of Old Notes to be tendered for exchange:

     $__________ * principal amount of Old Notes.


------------------

* I (we) understand that if I (we) sign this instruction form without indicating in the space provided the aggregate principal amount of Old Notes to be tendered for exchange, or if the amount noted exceeds the aggregate principal amount of Old Notes that are held by you for my (our) account or benefit, all Old Notes held by you for my (our) account or benefit will be tendered for exchange.

     You are hereby authorized and instructed, in respect of Old Notes held by you for the account or benefit of the undersigned which you are hereby instructed to exchange, to make the requests, representations and warranties that holders of the Old Notes are deemed to make to the Bank pursuant to the Letter of Transmittal.

                                    SIGN HERE


--------------------------------------------------------------------------------
                           Name of Beneficial Owner(s)


--------------------------------------------------------------------------------
                                  Signature(s)


--------------------------------------------------------------------------------
                             Name(s) (please print)


--------------------------------------------------------------------------------
                           Address(es) (please print)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                Telephone Number


--------------------------------------------------------------------------------
                Taxpayer Identification or Social Security Number


--------------------------------------------------------------------------------
                                      Date